Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-291428) (“Registration Statement”) of our report dated July 1, 2026, relating to the consolidated financial statements of China SXT Pharmaceuticals, Inc included in its annual report on Form 20-F for the years ended March 31, 2026 and 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

July 1, 2026

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